UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported):  November 18, 2011

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33491	75-2873882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2251 Drusilla Lane, Suite B
  Baton Rouge, Louisiana 70809
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (225) 364-2813

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2011, Green Energy Management Services Holdings, Inc. (the “Company”) received notification from Mr. Michael Samuel that effective December 1, 2011, he resigned as a member of the Board of Directors (the “Board”) of the Company.  The resignation of Mr. Samuel from the Board was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.  A copy of Mr. Samuel’s resignation letter, dated November 18, 2011, addressed to Green Energy Management Services, Inc., the Company’s wholly-owned subsidiary (“GEM”), is filed with this Current Report on Form 8-K as Exhibit 99.1.  Mr. Samuel orally confirmed to the Company that his resignation letter is applicable to both the Company and GEM.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.            Description

99.1                Resignation Letter from Mr. Michael Samuel, dated November 18, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

Dated: December 6, 2011	/s/ Peter P. Barrios
Peter P. Barrios
Chief Financial Officer